Exhibit 4.5g

AMENDMENT TO
THIRD AMENDED AND RESTATED
4% CONVERTIBLE NOTE

AMENDMENT TO THIRD AMENDED AND RESTATED 4% CONVERTIBLE NOTE, is dated as of April 21, 2008; made by and between Delta Mutual, Inc., a Delaware corporation, with its principal offices located at 111 North Branch Street, Sellersville, PA 18960 (the “Borrower”) and T&T Vermoegensverwaltungs AG, as lawful transferee, with the mailing address of Alte Bergstrasse No. 171, Uetikon 8707, Switzerland (the “Holder”). Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such term in the Original Note.

WHEREAS, the Borrower and the Holder are parties to that certain Third Amended and Restated 4% Convertible Note, dated May 12, 2004, as amended (the “Original Note”), pursuant to which the Borrower has borrowed the amount of $100,000 from the Holder;

WHEREAS, the Original Note provides that the Conversion Price shall be equal to $0.125 per share; and

WHEREAS, the Borrower and the Holder have agreed to amend the Conversion Price and to amend Section 8.1 of the Original Note in order to reduce the Conversion Price; and

WHEREAS, in accordance with the terms and conditions of the Original Note, the Borrower and the Holder hereby approve the amendment of the Original Note as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

1.By their respective execution of this AMENDMENT, the Borrower and the Holder agree that the last sentence of Section 8.1 the Original Note is hereby amended to read in its entirety as follows: “The ‘Conversion Price’ shall be equal to $0.07 per share (subject to adjustments for stock splits, combinations and other similar transactions).”

2.Except as expressly provided herein, the Original Note shall continue in full force and effect.

3.This AMENDMENT may be executed by facsimile and in counterparts, which, taken together, shall be deemed an original and shall constitute a single AMENDMENT.

4.IN WITNESS WHEREOF, the Borrower and the Holder have caused this AMENDMENT to be executed as of the date first written above.

DELTA MUTUAL, INC.	T&T VERMOEGENSVERWALTUNGS AG
(BORROWER)	(HOLDER)

By:	/s/ Peter F. Russo	By:	/s/ Ivano Angelastri
Peter F. Russo			Ivano Angelastri
President & CEO			Managing Director